Exhibit 99.1

Contacts:

Investor Relations:	Todd W. Garner
Vice President, Investor Relations
(908) 277-8065

Media Relations:	Scott T. Lowry
Vice President and Treasurer
(908) 277-8365

BARD ANNOUNCES FIRST QUARTER RESULTS

DILUTED EPS of $1.49, $1.51 ON ADJUSTED BASIS

MURRAY HILL, NJ — (April 21, 2011) — C. R. Bard, Inc. (NYSE: BCR) today reported 2011 first quarter financial results. First quarter 2011 net sales were $700.3 million, an increase of 8 percent over the prior-year period on both a reported and constant currency basis.

For the first quarter 2011, net sales in the U.S. were $487.1 million, an increase of 7 percent. Net sales outside the U.S. were $213.2 million, an increase of 9 percent on both a reported and constant currency basis.

For the first quarter 2011, net income attributable to common shareholders was $131.9 million and diluted earnings per share available to common shareholders were $1.49, an increase of 9 percent and 20 percent, respectively, as compared to first quarter 2010 results. Adjusting for items that affect comparability between periods as detailed in the tables below, first quarter 2011 net income attributable to common shareholders was $133.7 million and diluted earnings per share available to common shareholders were $1.51, an increase of 9 percent and 21 percent, respectively, as compared to first quarter 2010 results.

Timothy M. Ring, chairman and chief executive officer, commented, “Through the strength of our diversified portfolio, we delivered strong revenue and earnings growth again this quarter, despite the fact that we saw no measurable improvement in hospital volumes and procedures. This success demonstrates the effectiveness of our product leadership strategy and the ability of our organization to execute. Our R&D investments and business development activities continue to provide healthy returns to shareholders.”

C. R. Bard, Inc. (www.crbard.com), headquartered in Murray Hill, NJ, is a leading multinational developer, manufacturer and marketer of innovative, life-enhancing medical technologies in the fields of vascular, urology, oncology and surgical specialty products.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, the accuracy of which is necessarily subject to risks and uncertainties. These statements are not historical in nature and use words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “forecast”, “plan”, “believe”, and other words of similar meaning in connection with any discussion of future operating or financial performance. Many factors may cause actual results to differ materially from anticipated results including product developments, sales efforts, income tax matters, the outcomes of contingencies such as legal proceedings, and other economic, business, competitive and regulatory factors. The company undertakes no obligation to update its forward-looking statements. Please refer to the Cautionary Statement Regarding Forward-Looking Information in our December 31, 2010 Form 10-K for more detailed information about these and other factors that may cause actual results to differ materially from those expressed or implied.

C. R. Bard, Inc.

Consolidated Statements of Income

(dollars and shares in thousands except per share amounts, unaudited)

	Quarter Ended March 31,
	2011	2010

Net sales	$700,300	$650,800
Costs and expenses
Cost of goods sold	264,800	252,700
Marketing, selling and administrative expense	194,300	179,700
Research and development expense	48,000	40,600
Interest expense	9,100	2,900
Other (income) expense, net	100	(100)

Total costs and expenses	516,300	475,800

Income from operations before income taxes	184,000	175,000

Income tax provision	52,100	53,800

Net income	131,900	121,200

Net income attributable to noncontrolling interest	—	300

Net income attributable to common shareholders	$131,900	$120,900

Basic earnings per share available to common shareholders	$1.52	$1.25

Diluted earnings per share available to common shareholders	$1.49	$1.24

Wt. avg. common shares outstanding - basic	85,300	95,400

Wt. avg. common and common equivalent shares outstanding - diluted	87,000	96,700

Product Group Summary of Net Sales

(dollars in thousands, unaudited)

	Quarter Ended March 31,
				Constant
	2011	2010	Change	Currency
Vascular	$198,300	$172,400	15%	16%
Urology	179,500	174,300	3%	3%
Oncology	186,400	174,000	7%	7%
Surgical Specialties	114,900	109,200	5%	5%
Other	21,200	20,900	1%	1%

Net sales	$700,300	$650,800	8%

Foreign exchange impact		(1,200)

Constant Currency	$700,300	$649,600		8%

Reconciliation of Earnings

(dollars in millions except per share amounts, unaudited)

	Quarter Ended March 31, 2011
							Diluted
						Net	Earnings
		Marketing,				Income	per Share
	Cost of	Selling and		Other		Attributable	Available
	Goods	Administrative	Research &	(Income)	Income	to Common	to Common
	Sold	Expense	Development	Expense, Net	Taxes	Shareholders	Shareholders

GAAP Basis	$264.8	$194.3	$48.0	$0.1	$52.1	$131.9	$1.49
Items that affect comparability of results between periods:
Acquisition related items	0.6	(0.2)	(3.0)	(0.2)	1.0	1.8	0.02

Adjusted Basis	$265.4	$194.1	$45.0	$(0.1)	$53.1	$133.7	$1.51

	Quarter Ended March 31, 2010
							Diluted
						Net	Earnings
		Marketing,				Income	per Share
	Cost of	Selling and		Other		Attributable	Available
	Goods	Administrative	Research &	(Income)	Income	to Common	to Common
	Sold	Expense	Development	Expense, Net	Taxes	Shareholders	Shareholders (1)

GAAP Basis	$252.7	$179.7	$40.6	$(0.1)	$53.8	$120.9	$1.24
Items that affect comparability of results between periods:
Acquisition related items	(0.4)	(1.2)	—	—	0.1	1.5	0.02

Adjusted Basis	$252.3	$178.5	$40.6	$(0.1)	$53.9	$122.4	$1.25

(1)	Total per share amounts do not add due to rounding.

Notes to Reconciliation of Earnings

•

For the three months ended March 31, 2011, a charge of $2.8 million pre-tax for acquisition related items, including purchased research and development, transaction costs, which consisted primarily of legal and valuation costs, purchase accounting adjustments and integration costs, affected the comparability of results between periods. The effect of this charge decreased net income attributable to common shareholders by $1.8 million, or $0.02 diluted earnings per share available to common shareholders.

•

For the three months ended March 31, 2010, a charge of $1.6 million pre-tax for acquisition related items, including transaction costs, which consisted primarily of legal and valuation costs, and purchase accounting adjustments, affected the comparability of results between periods. The effect of this charge decreased net income attributable to common shareholders by $1.5 million, or $0.02 diluted earnings per share available to common shareholders.

This press release contains financial measures that are not calculated in accordance with United States generally accepted accounting principles (GAAP). These non-GAAP measures are reconciled to their most directly comparable GAAP measures in the above tables.

This press release includes net sales excluding the impact of foreign exchange. The company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, the company believes that evaluating growth in net sales on a constant currency basis provides an additional and meaningful assessment of net sales to both management and the company’s investors.

In addition, this press release includes the following non-GAAP measures: (1) cost of goods sold excluding acquisition related items; (2) marketing, selling and administrative expense excluding acquisition related items; (3) research and development expense excluding acquisition related items; (4) other (income) expense, net, excluding acquisition related items; (5) income tax provision excluding the tax effect of the items set forth in (1) through (4) above; (6) net income attributable to common shareholders excluding the items set forth in (1) through (5) above; and (7) diluted earnings per share available to common shareholders excluding the items set forth in (1) through (5) above.

The company excluded the items described above because they may cause certain statements of income categories not to be indicative of ongoing operating results, and therefore affect the comparability of results between periods. The company therefore believes that these non-GAAP measures provide an additional and meaningful assessment of the company’s ongoing operating performance. Because the company has historically reported these non-GAAP results to the investment community, management also believes that the inclusion of these non-GAAP measures provides consistency in its financial reporting and facilitates investors’ understanding of the company’s historic operating trends by providing an additional basis for comparisons to prior periods. Management uses these non-GAAP measures: (1) to establish financial and operational goals; (2) to monitor the company’s actual performance in relation to its business plan and operating budgets; (3) to evaluate the company’s core operating performance and understand key trends within the business; and (4) as part of several components it considers in determining incentive compensation.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they may not be comparable with similar non-GAAP measures used by other companies and that management must exercise judgment in determining which types of charges or other items should be excluded from the non-GAAP information. Management compensates for these limitations by providing full disclosure of each non-GAAP measure and a reconciliation to the most directly comparable GAAP measure. All non-GAAP measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as a replacement for, financial information prepared in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most comparable GAAP measures, please see the above tables.

Notes to Earnings per Share

(dollars and shares in thousands, except per share amounts, unaudited)

	Quarter Ended
	March 31,
	2011	2010
Earnings per Share Numerator (1): GAAP Basis - basic and diluted
Net income attributable to common shareholders	$131,900	$120,900
Less: Income allocated to participating securities	2,600	1,400

Net income available to common shareholders	$129,300	$119,500

Earnings per Share Numerator (1): Adjusted Basis - diluted
Net income attributable to common shareholders	$133,700	$122,400
Less: Income allocated to participating securities	2,600	1,400

Net income available to common shareholders	$131,100	$121,000

Earnings per Share Denominator:
Wt. avg. common shares outstanding - basic	85,300	95,400

Wt. avg. common and common equivalent shares outstanding - diluted	87,000	96,700

Earnings per Share: GAAP Basis
Basic earnings per share available to common shareholders	$1.52	$1.25

Diluted earnings per share available to common shareholders	$1.49	$1.24

Earnings per Share: Adjusted Basis
Diluted earnings per share available to common shareholders	$1.51	$1.25

(1)	Basic and diluted earnings per share available to common shareholders is calculated using a numerator, which represents the total of net income attributable to common shareholders less income allocated to participating securities.